Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this amendment to Registration Statement on Form F-1 (Registration No. 333-259767) of Jin Medical International Ltd. of our report dated June 30, 2021, with respect to our audit of the consolidated financial statements of Jin Medical International Ltd. as of September 30, 2020 and 2019, and for each of the two years then ended. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

New York, New York
December 10, 2021